EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/company/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS FEBRUARY 2008

OPERATIONAL PERFORMANCE

HOUSTON, March 3, 2008 - Continental Airlines (NYSE: CAL) today reported a February consolidated (mainline plus regional) load factor of 76.0 percent, 1.0 point below the February 2007 consolidated load factor, and a mainline load factor of 76.0 percent, 1.1 points below the February 2007 mainline load factor. In addition, the carrier reported a domestic mainline load factor of 80.7 percent, unchanged from February 2007, and an international mainline load factor of 71.3 percent, 1.9 points below February 2007.

During the month, Continental recorded a U.S. Department of Transportation on-time arrival rate of 70.2 percent and a mainline segment completion factor of 98.6 percent.

In February 2008, Continental flew 6.8 billion consolidated revenue passenger miles (RPMs) and 8.9 billion consolidated available seat miles (ASMs), resulting in a traffic increase of 4.5 percent and a capacity increase of 5.8 percent as compared to February 2007. In February 2008, Continental flew 6.0 billion mainline RPMs and 7.9 billion mainline ASMs, resulting in a mainline traffic increase of 4.8 percent and a mainline capacity increase of 6.4 percent as compared to February 2007. Domestic mainline traffic was 3.2 billion RPMs in February 2008, up 1.0 percent from February 2007, and domestic mainline capacity was 4.0 billion ASMs, up 1.0 percent from February 2007.

For February 2008, both consolidated and mainline passenger revenue per available seat mile (RASM) are estimated to have increased between 5.0 and 6.0 percent compared to February 2007. For January 2008, both consolidated and mainline passenger RASM increased 9.1 percent compared to January 2007.

Continental's regional operations had a record February load factor of 75.8 percent, 0.3 points above the February 2007 load factor. Regional RPMs were 734.0 million and regional ASMs were 969.0 million in February 2008, resulting in a traffic increase of 1.7 percent and a capacity increase of 1.4 percent versus February 2007.

Continental Airlines is the world's fifth largest airline. Continental, together with Continental Express and Continental Connection, has more than 2,900 daily departures throughout the Americas, Europe and Asia, serving 144 domestic and 139 international destinations. More than 550 additional points are served via SkyTeam alliance airlines.  With more than 45,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with Continental Express, carries approximately 69 million passengers per year. Continental consistently earns awards and critical acclaim for both its operation and its corporate culture.

For the fourth consecutive year, FORTUNE magazine named Continental the No. 1 World's Most Admired Airline on its 2007 list of World's Most Admired Companies. Continental was also named the No. 1 airline on the publication's 2007 America's Most Admired airline industry list. Additionally, Continental again won major awards at the OAG Airline of the Year Awards including "Best Airline Based in North America" for the fourth year in a row, and "Best Executive/Business Class" for the fifth consecutive year. For more company information, visit continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2007 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of the company's high leverage, the significant cost of aircraft fuel, delays in scheduled aircraft deliveries, its high labor and pension costs, service interruptions at one of its hub airports, disruptions to the operations of its regional operators, disruptions in its computer systems, and industry conditions, including the airline pricing environment, industry capacity decisions, industry consolidation, terrorist attacks, regulatory matters, excessive taxation, the availability and cost of insurance, public health threats, an economic downturn in the U.S. and global economies and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law.

PRELIMINARY TRAFFIC RESULTS
FEBRUARY	2008	2007	Change
REVENUE PASSENGER MILES (000)
Domestic	3,227,535	3,194,291	1.0	Percent

International	2,806,592	2,561,592	9.6	Percent
Transatlantic	1,290,928	1,140,743	13.2	Percent
Latin America	977,001	877,064	11.4	Percent
Pacific	538,663	543,785	-0.9	Percent

Mainline	6,034,127	5,755,883	4.8	Percent
Regional	734,042	721,605	1.7	Percent
Consolidated	6,768,169	6,477,488	4.5	Percent
AVAILABLE SEAT MILES (000)
Domestic	4,000,174	3,959,221	1.0	Percent

International	3,936,249	3,501,421	12.4	Percent
Transatlantic	1,945,939	1,633,576	19.1	Percent
Latin America	1,220,033	1,122,688	8.7	Percent
Pacific	770,277	745,157	3.4	Percent

Mainline	7,936,423	7,460,642	6.4	Percent
Regional	968,983	955,186	1.4	Percent
Consolidated	8,905,406	8,415,828	5.8	Percent
PASSENGER LOAD FACTOR
Domestic	80.7 Percent	80.7 Percent	0.0	Points

International	71.3 Percent	73.2 Percent	-1.9	Points
Transatlantic	66.3 Percent	69.8 Percent	-3.5	Points
Latin America	80.1 Percent	78.1 Percent	2.0	Points
Pacific	69.9 Percent	73.0 Percent	-3.1	Points

Mainline	76.0 Percent	77.1 Percent	-1.1	Points
Regional	75.8 Percent	75.5 Percent	0.3	Points
Consolidated	76.0 Percent	77.0 Percent	-1.0	Point
ONBOARD PASSENGERS
Mainline	3,763,301	3,649,358	3.1	Percent
Regional	1,324,155	1,304,077	1.5	Percent
Consolidated	5,087,456	4,953,435	2.7	Percent
CARGO REVENUE TON MILES (000)
Total	85,477	81,076	5.4	Percent

PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2008	2007	Change
REVENUE PASSENGER MILES (000)
Domestic	6,558,036	6,551,855	0.1	Percent

International	5,952,330	5,463,647	8.9	Percent
Transatlantic	2,760,761	2,445,082	12.9	Percent
Latin America	2,013,254	1,856,556	8.4	Percent
Pacific	1,178,315	1,162,009	1.4	Percent

Mainline	12,510,366	12,015,502	4.1	Percent
Regional	1,477,963	1,481,244	-0.2	Percent
Consolidated	13,988,329	13,496,746	3.6	Percent
AVAILABLE SEAT MILES (000)
Domestic	8,183,145	8,258,177	-0.9	Percent

International	8,123,365	7,353,445	10.5	Percent
Transatlantic	4,004,923	3,425,590	16.9	Percent
Latin America	2,494,093	2,348,122	6.2	Percent
Pacific	1,624,349	1,579,733	2.8	Percent

Mainline	16,306,510	15,611,622	4.5	Percent
Regional	1,994,876	2,005,585	-0.5	Percent
Consolidated	18,301,386	17,617,207	3.9	Percent
PASSENGER LOAD FACTOR
Domestic	80.1 Percent	79.3 Percent	0.8	Points

International	73.3 Percent	74.3 Percent	-1.0	Point
Transatlantic	68.9 Percent	71.4 Percent	-2.5	Points
Latin America	80.7 Percent	79.1 Percent	1.6	Points
Pacific	72.5 Percent	73.6 Percent	-1.1	Points

Mainline	76.7 Percent	77.0 Percent	-0.3	Points
Regional	74.1 Percent	73.9 Percent	0.2	Points
Consolidated	76.4 Percent	76.6 Percent	-0.2	Points
ONBOARD PASSENGERS
Mainline	7,656,605	7,506,463	2.0	Percent
Regional	2,663,736	2,658,615	0.2	Percent
Consolidated	10,320,341	10,165,078	1.5	Percent
CARGO REVENUE TON MILES (000)
Total	167,817	158,129	6.1	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
FEBRUARY	2008	2007	Change
On-Time Performance [1]	70.2%	73.7%	(3.5)	Points
Completion Factor [2]	98.6%	99.2%	(0.6)	Points
January 2008 year-over-year consolidated RASM change			9.1	Percent
January 2008 year-over-year mainline RASM change			9.1	Percent
February 2008 estimated year-over-year consolidated RASM change			5.0 - 6.0	Percent
February 2008 estimated year-over-year mainline RASM change			5.0 - 6.0	Percent
February 2008 estimated average price per gallon of fuel, including fuel taxes			2.67	Dollars
First Quarter 2008 estimated average price per gallon of fuel, including fuel taxes			2.75	Dollars

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Segment Completion Percentage

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